UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2009

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a leadership succession plan approved by the board of directors, effective March 1, 2009, J. Michael Parks, who formerly served as chairman of the board of directors and chief executive officer, now serves as chairman of the board of directors; Edward J. Heffernan, who formerly served as executive vice president and chief financial officer, now serves as president and chief executive officer; Michael D. Kubic now serves as interim chief financial officer in addition to senior vice president, corporate controller and chief accounting officer; and John W. Scullion no longer serves as president and chief operating officer.

J. Michael Parks

On March 27, 2009, the Company entered into a Transition Agreement with Mr. Parks (the "Transition Agreement"), pursuant to which Mr. Parks agreed to continue as an executive officer and a member of the Company’s executive committee of management ("EC") through November 30, 2010 (the "Transition Date").

Pursuant to the Transition Agreement, as compensation for 2009, Mr. Parks will receive (1) an annual base salary at the rate of $889,200 and (2) a target incentive compensation payment equal to 125% of his base salary, with 50% of such target award tied to a 2009 operating cash flow target of $604,000,000 and 50% tied to a 2009 cash earnings per share target of $5.15 (as such metrics have been defined by the board of directors) to be paid in February 2010 when non-equity incentive plan compensation is paid to the EC. Actual payout of the incentive compensation will be based on a predetermined scale applicable to each target, ranging from 25% payout (for operating cash flow) or 50% (for cash earnings per share) when a minimum percentage of the target is met, 100% payout when 100% of the target is met and a maximum 200% payout when the target is exceeded. In addition, as compensation for the period January 1, 2010 through the Transition Date, Mr. Parks will receive total base salary of $842,000. From January 1, 2009 through the Transition Date, Mr. Parks will receive all perquisites he received during 2008 and will continue to be eligible to participate in all benefit plans in which he could participate during 2009.

The Transition Agreement imposes certain restrictive covenants on Mr. Parks, pursuant to which Mr. Parks agrees to keep certain information confidential and agrees to non-competition and non-solicitation restrictions through November 30, 2014 or such later date that is four years after Mr. Parks ceases to be a director of the Company. In exchange for agreeing to comply with these restrictive covenants, Mr. Parks (1) will be eligible to receive a target cash payment of $877,500 payable in February 2011, with 50% of such target payment tied to a 2010 operating cash flow target and 50% tied to a 2010 cash earnings per share target (each to be defined and established by the board of directors with actual payout based on a predetermined scale) and (2) will receive a grant of 52,000 time-based restricted stock units, 50% of which shall vest on March 1, 2011 and 50% of which shall vest on March 1, 2012.

In addition, any time-based restricted stock and time-based restricted stock units scheduled to vest prior to March 31, 2012 shall continue to vest through March 31, 2012. Any time-based restricted stock or time-based restricted stock units that are unvested as of March 31, 2012 shall be forfeited. Any restricted stock or restricted stock units for which performance restrictions have not been met as of March 31, 2012 shall be forfeited. Any stock options that are or shall become vested on or prior to the Transition Date shall be exercisable until the later of March 31, 2012 or the date following Mr. Parks’ termination of service on the board of directors, as specified in the Company’s long-term equity incentive compensation plans, in each case subject to expiration. Any options that are unvested as of the Transition Date shall be forfeited.

Mr. Parks’ employment agreement with the Company, effective March 10, 1997, and all previously existing non-compete, non-solicitation and confidentiality obligations are superseded by the Transition Agreement. Mr. Parks’ existing Change In Control Severance Protection Agreement, effective September 25, 2003, however, shall remain in full force and effect pursuant to the terms thereof and the Company shall provide each of Mr. Parks and his spouse fully paid health benefits through age 65.

Beginning in June 2011, Mr. Parks will be entitled to receive compensation as a non-employee director, as such compensation is determined from time to time by the board of directors.

John W. Scullion

John W. Scullion, LoyaltyOne, Inc., and the Company entered into a Separation Agreement and General Release of Claims dated March 24, 2009 (the "Separation Agreement"). Pursuant to the Separation Agreement, the parties agreed that Mr. Scullion’s expatriate assignment pursuant to a Secondment Agreement between LoyaltyOne, Inc. and the Company ended on February 25, 2009, after which Mr. Scullion was notified, pursuant to Canadian law, that his employment would terminate effective May 1, 2009 (the "Termination Date").

Pursuant to the Separation Agreement, Mr. Scullion will receive a total of 104 weeks of severance pay, based on his current annual base salary of $CAD 790,116, payable in 52 bi-weekly payroll cycles, commencing on May 2, 2009 (the "Severance Period"), categorized as follows: (1) in consideration for releasing the Company, LoyaltyOne, Inc. and their subsidiaries and affiliates from any liability connected with Mr. Scullion’s employment and agreeing not to contest certain protective covenants contained in the Separation Agreement, Mr. Scullion will receive twenty (20) weeks of his current base salary ("Release Payment"); and (2) in consideration of the agreements and promises made by Mr. Scullion not to compete, solicit or disclose confidential information, Mr. Scullion will receive eighty-four (84) weeks of his current base salary. Additionally, Mr. Scullion will receive two times his target incentive compensation, which incentive compensation equals 125% of his 2008 base salary, payable in 42 bi-weekly installment payments commencing on the first payroll cycle after the Release Payment has been paid in full. All payments shall be made in Canadian dollars. In addition, any vested stock options and any stock options that will vest on or prior to October 31, 2010 will be exercisable until October 31, 2010. And, time-based restricted stock and time-based restricted stock units that are unvested as of the Termination Date will continue to vest during the Severance Period, but any such time-based restricted stock or time-based restricted stock units that are unvested as of the expiration of the Severance Period will be forfeited. Any performance-based restricted stock units for which performance restrictions have not been met as of the Termination Date will be forfeited.

The foregoing summaries of the Transition Agreement and Separation Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Transition Agreement with J. Michael Parks.
10.2 Separation Agreement and General Release of Claims with John Scullion.
10.3 Time-Based Restricted Stock Unit Award Agreement under the 2005 Long Term Incentive Plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

March 30, 2009	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Transition Agreement with J. Michael Parks.
10.2	Separation Agreement and General Release of Claims with John Scullion.
10.3	Time-Based Restricted Stock Unit Award Agreement under the 2005 Long Term Incentive Plan.